                      OUTSOURCING SERVICES GROUP, INC.
                           425 South Ninth Avenue
                     City of Industry, California 91746

                                               January 8, 1998


 HarbourVest Partners LLC
 Attention:  Robert Wadsworth
 One Financial Center
 44th Floor
 Boston, Massachusetts 02111

      Re:  Advisory and Financial Services Fees

 Gentlemen:

           In consideration for your agreeing to provide a representative to serve on our Board of Directors and for rendering financial and business advice to our Company from time to time, as needed, we have agreed with you as follows:

           1. We will reimburse you or the individual serving on the Board of Directors of our Company and its subsidiaries for all reasonable expenses incurred in connection with attending meetings of the Board of Directors or committees thereof, on the same basis as such expenses are reimbursed to other directors from time to time.

           2.   For as long as HarbourVest Venture Partners IV - Direct
 Fund LP and/or an affiliate thereof ("Fund IV") holds at least 33% of the greatest number of shares of our common stock owned by you and your affiliates (after adjustment for stock splits and similar events), we will annually pay to you a financial advisory fee of $115,000, commencing with the year 1998. Of the $115,000 financial advisory fee, $50,000 will be paid in cash in equal quarterly installments of $12,500 each unless payment of fees to outside directors is prohibited by our financing arrangements and the balance ($65,000 per year, or such amount as is incurred during any applicable portion of the year) will be accrued on the Company's financial statements. Such amount shall continue as a liability of the Company but shall not bear interest or otherwise increase by reason of nonpayment and shall be due and payable only following the repayment (i) of all indebtedness under the Senior Subordinated Credit Agreement dated as of January 8, 1998, among Outsourcing Services Group, Inc., as borrower, various lenders and Bankers Trust Company, as agent, or any refinancing thereof which does not increase the principal amount (the "Subordinated Agreement"), and (2) of all indebtedness under that certain Credit Agreement dated as of January 8, 1998, among us, various institutions and BT Commercial Corporation, as agent (the "Senior Credit Facility"). Further, the accrued amounts shall not be paid except following one of the listed events:

                (i) A sale of the Company's assets or substantially all of such assets;

                (ii) An initial public offering providing proceeds sufficient to repay the indebtedness described in the preceding paragraph and provide net proceeds to the Company thereafter; and

                (iii) A merger or similar transaction in which (A) the Company's shareholders before such transaction, including the Gordon + Morris Investment Partnership, L.P., Fund IV and ASC Investment Partners, L.P., control less than 50% of the stock they hold on the present date, and
 (B) the shareholders of the Company prior to such transaction continue, following such transaction, to hold less than 50% of the shares of the surviving entity.

           If in the future we increase the management fees paid to The Gordon + Morris Group, your fee will increase by one third of the increase
 given The Gordon + Morris Group.   The increase will be paid currently and
 not deferred.

           You will also receive, in cash, a fee equal to one-third of any fee received by The Gordon + Morris Group or any of its affiliates on the sale of OSG or any of its subsidiaries or, if approved by the Company's Board of Directors, any other transaction described in paragraph (c) of our Management Services Agreement with The Gordon + Morris Group dated as of January 8, 1998.

           Addendum A attached hereto sets forth certain rights and obligations of the parties hereto with respect to any losses, claims, damages or liabilities relating to or arising out of this agreement.

           To confirm our understanding that these are all of the management and advisory financial advisory fees which you shall receive in the future, please sign below in the space indicated and return a copy to the Company.

                          Very truly yours,


                          Joseph Sortais

                          Chief Financial Officer



 ACCEPTED, CONFIRMED AND AGREED

 HARBOURVEST PARTNERS LLC



 By:
     ---------------------------
      Robert Wadsworth



                                 ADDENDUM A


      In connection with our engagement described in the foregoing letter dated January 8, 1998 (the "Letter") to which this Addendum A is attached, Outsourcing Services Group, Inc., Aerosol Services Company, Inc., Piedmont Laboratories, Inc., Kolmar Laboratories, Inc., Kolmar Canada Inc., Kolmar de Mexico, S.A. de C.V., and Kolmar (Aust.) Pty Ltd. (each, an "OSG Company," collectively, the "OSG Companies") jointly and severally agree to indemnify and hold harmless HarbourVest Partners LLC and each of its directors, officers, agents, employees and controlling persons (within the meaning of the Securities Act of 1933, as amended) against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) related to or arising out of our engagement, and will reimburse HarbourVest Partners LLC and each other person indemnified hereunder for all legal and other expenses as incurred in connection with investigations or defending any such loss, claim, damage, liability, action or proceeding whether or not in connection with pending or threatened litigation in which HarbourVest Partners LLC or any of its directors, officers, agents, employees and controlling persons is a party; provided, however that none of the OSG Companies will be liable in any such case (except cases arising out of the use of information provided by any of them) for losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have found in a final judgment to have arisen primarily from the gross negligence or willful misconduct of HarbourVest Partners LLC or the party claiming a right to indemnification.

      In case any proceeding shall be instituted involving any person in respect of whom indemnity may be sought, such person (the "Indemnified Party") shall promptly notify the OSG Companies, and the OSG Companies, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the OSG Companies may designate in such proceeding and shall pay as incurred the fees and expenses of such counsel related to such proceedings. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel at its own expense, except that the OSG Companies shall pay as incurred the fees and expenses of counsel retained by the Indemnified Party in the event that (i) the OSG Companies and the Indemnified Party shall have mutually agreed to the retention of such counsel or, (ii) the named parties to any such proceeding (including any impleaded parties) include the OSG Companies and the Indemnified Party and representation of such parties by the same counsel would be inappropriate, in the reasonable opinion of the Indemnified Party, due to actual or potential differing interests between them.

      No OSG Company shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the OSG Companies agree to indemnify the Indemnified Party to the extent set forth in this Addendum A. In addition, no OSG Company will, without the prior written consent of HarbourVest Partners LLC settle or compromise or consent to the entry or any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not HarbourVest Partners LLC or any Indemnified Party is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of HarbourVest Partners LLC and each other Indemnified Party hereunder from all liability arising out of such claim, action, suit or proceeding.

      In the event a claim for indemnification under this Addendum A is determined to be unenforceable by a final judgment of a court of competent jurisdiction, then the OSG Companies shall contribute to the aggregate losses, claims, damages or liabilities to which HarbourVest Partners LLC or its officers, directors, agents, employees or controlling persons may be subject in such amount as is appropriate to reflect the relative benefits received by the OSG Companies and the party seeking contribution on the one hand and the relative faults of the OSG Companies and the party seeking contribution on the other, as well as any other relevant equitable considerations.

      The indemnification provided herein shall survive termination of our agreement and shall be binding upon any successors or assigns of each of the OSG Companies.

 Acknowledged and Agreed:

 OUTSOURCING SERVICES GROUP,     AEROSOL SERVICES COMPANY, INC.
   INC.


 By: /s/ Joseph Sortais          By: /s/ Joseph Sortais
    ---------------------------      ------------------------------

 Title: Chief Financial Officer  Title: Chief Financial Officer
        -----------------------         ---------------------------


                                 PIEDMONT LABORATORIES, INC.

                                 By: /s/ Joseph Sortais
                                    ------------------------------
                                 Title: Chief Financial Officer
                                        --------------------------


                                 KOLMAR LABORATORIES, INC.


                                 By: /s/ Joseph Sortais
                                    ------------------------------
                                 Title: Chief Financial Officer
                                       ---------------------------


                                 KOLMAR CANADA INC.


                                 By: /s/ Joseph Sortais
                                    -----------------------------
                                 Title: Chief Financial Officer
                                       --------------------------


                                 KOLMAR DE MEXICO, S.A. de C.V


                                 By: /s/ Joseph Sortais
                                    -----------------------------
                                 Title: Chief Financial Officer
                                       --------------------------


                                 KOLMAR (AUST.) PTY LTD.


                                 By: /s/ Joseph Sortais
                                    -----------------------------
                                 Title: Chief Financial Officer
                                       --------------------------